                                                                    EXHIBIT 12.1

                                KELLWOOD COMPANY
                          STATEMENT ON THE COMPUTATION
                      OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                    Fiscal Year
                                                    ---------------------------------------------------------------------------

                                                        2005            2004            2003            2002            2001
                                                    -----------     -----------     -----------     -----------     -----------
Earnings before tax                                 $    16,709     $    97,218     $   102,759     $    60,393     $    68,688

Fixed charges:
      Interest expense                                   31,233          28,395          25,675          28,573          34,977
      Amortization of debt issuance costs                 1,403           1,511           1,089             943             591
      Interest portion of rent expense                    9,129           9,357           9,239           8,554           9,133
                                                    -----------     -----------     -----------     -----------     -----------

Total fixed charges                                      41,765          39,263          36,002          38,069          44,701
                                                    -----------     -----------     -----------     -----------     -----------

Earnings before tax and fixed charges               $    58,474     $   136,481     $   138,761     $    98,462     $   113,389
                                                    ===========     ===========     ===========     ===========     ===========

Ratio of earnings to fixed charges                         1.40            3.48            3.85            2.59            2.54
                                                    ===========     ===========     ===========     ===========     ===========
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